Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-281208

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 15, 2024)

    Shares

Lexicon Pharmaceuticals, Inc.

Common Stock

$     per share

We are selling an aggregate of      shares of our common stock, par value $0.001 per share.

We have granted the underwriters an option to purchase up to an aggregate of      additional shares of our common stock.

An affiliate (the “Private Placement Purchaser”) of Invus, L.P., our largest stockholder, is purchasing an aggregate of      shares of our common stock in a concurrent private placement (the “Concurrent Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), at the same price as the price to the public in this offering for aggregate gross proceeds of $     million pursuant to a preemptive right contained in our Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). If aggregate demand for shares of common stock in this offering and the Concurrent Private Placement exceeds the number of authorized but unissued shares available for issuance under our Certificate of Incorporation, the Private Placement Purchaser has indicated an intention to satisfy all or a portion of its preemptive right through the purchase of convertible preferred securities (the “Potential Convertible Issuance”). The preferred shares to be issued in any such Potential Convertible Issuance would be expected to convert into shares of our common stock following the approval of our shareholders for an increase to the number of authorized shares of common stock available for issuance under our Certificate of Incorporation. Such preferred shares would have a nominal liquidation preference and would otherwise be structured to have substantially the same voting and economic rights as the shares of common stock into which such preferred shares would convert. The Concurrent Private Placement is and, if applicable, the Potential Convertible Issuance will be, contingent on the closing of this offering and the satisfaction of certain other customary conditions. If, and to the extent, the underwriters exercise their option to purchase additional shares, the Private Placement Purchaser will have the option to purchase a proportionate amount of additional shares pursuant to its preemptive right in an additional closing of the Concurrent Private Placement. See “Concurrent Private Placement” and “Underwriting” beginning on pages S-11 and S-12, respectively.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LXRX.” The last reported sale price of our common stock on the Nasdaq Capital Market on January 28, 2026 was $1.50 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to Lexicon Pharmaceuticals, Inc. (before expenses)	$	$

(1)

In addition, we have agreed to reimburse the underwriters for certain of their expenses. See “Underwriting” for additional disclosure regarding the underwriting discounts and commissions and estimated offering expenses.

The underwriters expect to deliver the shares of our common stock to purchasers on or about     , 2026 through the book-entry facilities of The Depository Trust Company.

Jefferies	Piper Sandler

    , 2026

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus dated August 15, 2024, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the accompanying prospectus) the statement in the prospectus supplement modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Lexicon,” the “Company” and similar designations refer to Lexicon Pharmaceuticals, Inc. and its wholly-owned subsidiaries. We own or have rights to trademarks or trade names that we use in connection with the operation of our business. The Lexicon name and logo are registered trademarks of Lexicon Pharmaceuticals, Inc. All other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. This summary sets forth the material terms of this offering but does not contain all of the information you should consider before investing in our securities. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, before making an investment decision, especially the risks of investing in the securities discussed in the section titled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in “Risk Factors” in this prospectus supplement, accompanying prospectus and the documents incorporated by reference herein and elsewhere in this prospectus supplement.

Overview and Recent Developments

We are a biopharmaceutical company with a mission of pioneering medicines that transform patients’ lives. We are devoting most of our resources to the research and development of our most advanced drug candidates and the commercialization of our approved drug, INPEFA® (sotagliflozin):

•

We are developing sotagliflozin, an orally-delivered small molecule drug candidate, as a treatment for hypertrophic cardiomyopathy, or HCM, and are conducting the SONATA-HCM pivotal Phase 3 clinical trial of sotagliflozin in that indication. The SONATA-HCM study is targeting enrollment of 500 patients with both obstructive and non-obstructive HCM, with anticipated enrollment completion in mid-2026 and topline results in the first quarter of 2027.

•

We are separately pursuing regulatory approval of ZYNQUISTA® (sotagliflozin) as a treatment for type 1 diabetes. The U.S. Food and Drug Administration, or FDA, issued complete response letters regarding our New Drug Application, or NDA, for sotagliflozin in type 1 diabetes in March 2019 and December 2024. At our request, the FDA has issued a public Notice of Opportunity for Hearing, or NOOH, on whether there are grounds for denying approval of our NDA and those proceedings are ongoing.

The FDA has separately provided feedback that STENO1, a third-party-funded, investigator-initiated study of sotagliflozin being conducted by the Steno Diabetes Center, appears to be of adequate design and employs sufficient data collection methods to provide viable evidence of the incidence of diabetic ketoacidosis, or DKA, with adequate safety data, prior to its completion, to support review of a resubmission of the NDA. Based on current STENO1 enrollment estimates, we are preparing to potentially resubmit the NDA for ZYNQUISTA in type 1 diabetes in 2026 if supported by patient exposure and safety data from STENO1.

•

We are developing pilavapadin, an orally-delivered small molecule drug candidate, as a treatment for neuropathic pain. We have completed two Phase 2 clinical trials evaluating the safety and tolerability of pilavapadin and its effects on diabetic peripheral neuropathic pain, or DPNP. We have reported results from our PROGRESS Phase 2b clinical trial of pilavapadin in DPNP, which demonstrated clear evidence of effect at the 10 mg dose, and positive results from our RELIEF-DPN-1 Phase 2a clinical trial of pilavapadin in DPNP. We have received Fast Track designation from the FDA for development of pilavapadin in that indication. We have also reported positive results from a Phase 2a clinical trial of pilavapadin in post-herpetic neuralgia which also demonstrated evidence of effect.

Based on pooled analyses of our Phase 2 studies of pilavapadin in DPNP, we have concluded that pilavapadin has demonstrated validated biological activity (as evidenced by a linear relationship between increased plasma levels of pilavapadin and pain reduction), clinically meaningful efficacy of the 10mg dose (with a two-point average daily pain score reduction from baseline at 12 weeks) and an acceptable safety profile in line with standard of care. The FDA has raised no objections to the advancement of pilavapadin into Phase 3 development for DPNP.

•

We have developed LX9851, an orally-delivered small molecule drug candidate, as a treatment for obesity and associated cardiometabolic disorders. We have granted Novo Nordisk an exclusive, worldwide, royalty-bearing license to develop, manufacture and commercialize LX9851 and have completed preclinical development of LX9851 in preparation for the filing of an investigational new drug application, or IND, with the FDA and commencement of clinical development by Novo Nordisk.

•

We continue to make INPEFA (sotagliflozin) commercially available in the United States. INPEFA is approved to reduce the risk of cardiovascular death, hospitalization for heart failure, and urgent heart failure visits in adults with heart failure or type 2 diabetes mellitus, chronic kidney disease, or CKD, and other cardiovascular risk factors.

•	We are conducting preclinical research and development of compounds from a number of additional drug programs originating from our internal drug discovery efforts.

Sotagliflozin, LX9851 and compounds from a number of additional drug programs originated from our own internal drug discovery efforts and pilavapadin originated from our collaborative neuroscience drug discovery efforts with Bristol-Myers Squibb. Our efforts were driven by a systematic, target biology-driven approach in which we used gene knockout technologies and an integrated platform of advanced medical technologies to systematically study the physiological and behavioral functions of almost 5,000 genes in mice and assessed the utility of the proteins encoded by the corresponding human genes as potential drug targets. We have identified and validated in living animals, or in vivo, more than 100 targets with promising profiles for drug discovery.

We have worked both independently and through collaborations and strategic alliances with third parties to capitalize on our drug target discoveries and research and development programs. We seek to retain exclusive or co-exclusive rights to the benefits of certain research and development programs by developing and commercializing drug candidates from those programs internally, particularly in the United States for indications treated by specialist physicians. We seek to collaborate with other pharmaceutical and biotechnology companies with respect to the research, development and commercialization of certain of our drug candidates, particularly with respect to commercialization in territories outside the United States or commercialization in the United States for indications treated by primary care physicians, or when the collaboration may otherwise provide us with access to expertise and resources that we do not possess internally or are complementary to our own.

On January 12, 2026, we announced that we ended 2025 with cash, investments and restricted cash of $125.2 million (unaudited), sufficient to support planned operations into 2027, and that we achieved a $10 million milestone in January pursuant to our licensing agreement with Novo Nordisk, with the potential for up to an additional $20 million in milestone payments throughout 2026 (although there is no certainty such milestones will be reached on the timeline expected or at all). The cash, investments and restricted cash amount was calculated prior to the completion of an audit by the Company’s independent registered public accounting firm and is therefore subject to change upon the filing of our annual report for the year ended December 31, 2025. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of December 31, 2025.

Company Information

Our principal executive offices are located at 2445 Technology Forest Blvd., 11th Floor, The Woodlands, Texas 77381. Our telephone number is (281) 863-3000. Our website is located at www.lexpharma.com. Unless indicated otherwise, no information is incorporated herein by reference from our website or any other website and no website constitutes a part of this prospectus supplement. Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “LXRX.”

Concurrent Private Placement

The Private Placement Purchaser, an affiliate of Invus, L.P., our largest stockholder, is purchasing an aggregate of      shares of our common stock in a concurrent private placement exempt from the registration requirements of the Securities Act, at the same price as the price to the public in this offering for aggregate gross proceeds of $     million. The underwriters will not receive any underwriting discounts or commissions on any shares of common stock sold to the Private Placement Purchaser or its affiliates. If aggregate demand for shares of common stock in this offering and the Concurrent Private Placement exceeds the number of authorized but unissued shares available for issuance under our Certificate of Incorporation, the Private Placement Purchaser has indicated an intention to satisfy all or a portion of its preemptive right through the purchase of convertible preferred securities. The preferred shares to be issued in any such Potential Convertible Issuance would be expected to convert into shares of our common stock following the approval of our shareholders for an increase to the number of authorized shares of common stock available for issuance under our Certificate of Incorporation. Such preferred shares would have a nominal liquidation preference and would otherwise be structured to have substantially the same voting and economic rights as the shares of common stock into which such preferred shares would convert. The Concurrent Private Placement is and, if applicable, the Potential Convertible Issuance will be, contingent on the closing of this offering and the satisfaction of certain other customary conditions. In connection with the Concurrent Private Placement, we will enter into a securities purchase agreement with the Private Placement Purchaser and certain other affiliates of Invus, L.P.

THE OFFERING

Common stock offered by us	shares of common stock (or shares if the underwriters exercise their option to purchase additional shares of our common stock in full).

Option to purchase additional shares	We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional shares of our common stock. If this option is exercised, the Private Placement Purchaser will have the option to purchase a proportionate amount of additional shares of our common stock pursuant to its preemptive right in an additional closing of the Concurrent Private Placement.

Concurrent Private Placement	The Private Placement Purchaser, an affiliate of Invus, L.P., our largest stockholder, is purchasing an aggregate of shares of our common stock in a concurrent private placement exempt from the registration requirements of the Securities Act, at the same price as the price to the public in this offering for aggregate gross proceeds of $ million pursuant to a preemptive right contained in our Certificate of Incorporation. The underwriters will not receive any underwriting discounts or commissions on any shares of common stock sold to the Private Placement Purchaser or its affiliates. The Concurrent Private Placement is contingent on the closing of this offering and the satisfaction of certain other customary conditions.

Common stock to be outstanding immediately after this offering and the Concurrent Private Placement	shares (or shares if the underwriters exercise their option to purchase additional shares of our common stock in full and the Private Placement Purchaser exercises its proportionate preemptive right in full).

Use of proceeds	We estimate that the net proceeds to us from this offering and the Concurrent Private Placement, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ million, or approximately $ million if the underwriters exercise their option to purchase additional shares of our common stock in full and the Private Placement Purchaser exercises its proportionate preemptive right in full. We intend to use the net proceeds from this offering and any concurrent private placement (i) to fund the continued research and development of our drug candidates and (ii) for working capital and other general corporate purposes. Please read “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-5 and similar sections in the accompanying prospectus and documents incorporated by reference herein for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

The Nasdaq Capital Market symbol	Our common stock is listed on Nasdaq under the symbol “LXRX.”

The number of shares of our common stock to be outstanding immediately after this offering and the Concurrent Private Placement is based on 363,466,277 shares outstanding as of January 26, 2026, and excludes the following:

•	20,736,093 shares of common stock issuable upon the exercise of outstanding stock options as of January 26, 2026, with a weighted-average exercise price of $1.96 per share;

•	5,706,048 shares of common stock issuable upon the vesting of outstanding restricted stock units as of January 26, 2026;

•	420,673 shares of common stock issuable pursuant to outstanding warrants as of January 26, 2026, with a warrant price of $2.08 per share;

•	224,128 shares of common stock issuable pursuant to outstanding warrants as of January 26, 2026, with a warrant price of $1.95 per share; and

•	183,824 shares of common stock issuable pursuant to outstanding warrants as of January 26, 2026, with a warrant price of $2.38 per share.

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares of common stock that will be outstanding after this offering and the Concurrent Private Placement, assumes no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risk factors set forth in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024, and our subsequently filed Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, the quarter ended June 30, 2025 and the quarter ended September 30, 2025, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, when evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and the Concurrent Private Placement and may not use them effectively.

As of the date of this prospectus supplement, we cannot specify with certainty the particular uses for the net proceeds we will receive from this offering and the Concurrent Private Placement. We will have broad discretion in the application of the net proceeds, including any of the purposes described in “Use of Proceeds.” Any failure by us to apply these funds effectively could have a material adverse effect on our business.

Provisions contained in our charter documents and Delaware law may inhibit a takeover attempt, which could reduce or eliminate the likelihood of a change of control transaction and, therefore, the ability of our stockholders to sell their shares for a premium.

Provisions in our corporate charter and bylaws and applicable provisions of the Delaware General Corporation Law may make it more difficult for a third party to acquire control of us without the approval of our board of directors. These provisions include:

•	a classified board of directors;

•	limitations on the removal of directors;

•	limitations on stockholder proposals at meetings of stockholders;

•	the inability of stockholders to act by written consent or to call special meetings; and

•	the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval.

These provisions may discourage transactions that otherwise could involve the payment of a premium over prevailing market prices of our common stock. Under certain circumstances, these provisions could reduce the market price of our common stock.

As of the date hereof, Invus, L.P. and its affiliates own approximately 49.7% of the outstanding shares of our common stock. Such controlling interest in us—and the ability to maintain such controlling interest over time—may make us a less attractive target for a takeover than we otherwise might be, or render more difficult or discourage a merger proposal, tender offer or proxy contest, even if such actions were favored by our other stockholders, which could thereby deprive holders of our common stock of an opportunity to sell their shares at a premium over the prevailing market price. See “Risk Factors—Risks Related to our Common Stock—Invus, L.P. and its affiliates own a substantial interest in our outstanding common stock and may have interests which conflict with those of our other stockholders” in our Annual Report on Form 10-K for the year ended December 31, 2024 for additional information.

Future sales of our common stock, or the perception that such sales may occur, may depress our stock price.

We or our stockholders may sell shares of common stock in the future. A substantial number of shares of our common stock is reserved for issuance upon conversion of notes evidencing our current indebtedness, upon the exercise of stock options and upon vesting of restricted stock units. If we or our stockholders sell substantial amounts of our common stock (including shares issued upon the conversion of notes, exercise of stock options or vesting of restricted stock units) in the public market, or if the market perceives that such sales may occur, the market price of our common stock could fall and it may become more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. For example, following an acquisition, a significant number of shares of our common stock held by new stockholders may become freely tradable or holders of registration rights could cause us to register their shares for resale. Sales of these shares of common stock held by existing stockholders could cause the market price of our common stock to decline. We cannot predict the size of future issuances or sales of our common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock.

Investors in this offering will experience immediate dilution of $     per share.

Purchasers of our common stock in this offering will experience an immediate dilution of $     per share in the as-adjusted net tangible book value per share of common stock from the public offering price, and our as-adjusted net tangible book value as of September 30, 2025, after giving effect to this offering would be $     per share. See “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering and the Concurrent Private Placement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering and the Concurrent Private Placement, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering and Concurrent Private Placement.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We anticipate that we will retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, our term loan agreement contains certain covenants that limit our ability to pay or make any dividend and the terms of any future debt agreements may further preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain certain information regarding our financial projections, plans and strategies that are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should” or “will” or the negative of these terms or other comparable terminology. These statements, which are only predictions and involve known and unknown risks, uncertainties and other important factors may include, among other things, statements which address our strategy and operating performance, events or developments that we expect or anticipate will occur in the future, such as projections of our future results of operations or of our financial condition, the regulatory status and therapeutic and commercial potential of our drug programs, the status of any collaborative agreements or clinical trials, the expected timing of the completion of our ongoing and future clinical trials and the results of such trials, including top-line data, expected timing of initiation of our planned clinical trials, expected enrollment in our ongoing and future clinical trials, our research and development efforts and anticipated trends in our business.

We have based these forward-looking statements on our current expectations and projections about future events. However, there may be events in the future that we are not able to predict accurately or which we do not fully control that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Many important factors could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement and similar sections in the accompanying prospectus and documents incorporated by reference herein. As a result, you should not rely on such statements in making your investment decision. Except as required by applicable law, we undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds from this offering and the Concurrent Private Placement will be approximately $     million (or $     million if the underwriters’ option to purchase additional shares of our common stock is exercised in full and the Private Placement Purchaser exercises its proportionate preemptive right in full) after deducting underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds from this offering and any concurrent private placement (i) to fund the continued research and development of our drug candidates and (ii) for working capital and other general corporate purposes.

Pending the uses described above, we plan to invest the net proceeds from this offering and the Concurrent Private Placement in short-term or long-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future. In addition, our loan and security agreement with Oxford Finance LLC contains covenants restricting our payment of dividends. See “Risk Factors—Risks Related to this Offering—We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.”

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share after this offering.

As of September 30, 2025, our net tangible book value was approximately $75.6 million, or approximately $0.21 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and other intangible assets, less total liabilities divided by the 363,466,277 shares of our common stock outstanding as of January 26, 2026. After giving effect to our sale of the shares of common stock in this offering and Concurrent Private Placement, after deducting underwriting discounts and commissions and estimated offering expenses at an assumed offering price of $    , the net tangible book value as of September 30, 2025 would have been approximately $     million, or approximately $     per share. This represents an immediate increase in net tangible book value of $     per share to existing stockholders and an immediate dilution in net tangible book value of $     per share to new investors purchasing shares of common stock at the public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$
Net tangible book value per share as of September 30, 2025		$75.6 million
Increase in net tangible book value per share attributable to new investors

As adjusted net tangible book value per share after giving effect to this offering and the Concurrent Private Placement	$

Dilution in net tangible book value per share to new investors	$

If the underwriters exercise their option to purchase an additional    shares of our common stock in full and the Private Placement Purchaser exercises its option to purchase an additional    shares of our common stock in full, at the public offering price of $     per share, the as adjusted net tangible book value per share after giving effect to this offering and the Concurrent Private Placement would be $     per share, representing an immediate increase in net tangible book value to existing shareholders of $     per share and immediate dilution in net tangible book value to new investors of $     per share.

The foregoing table and calculations (other than the historical net tangible book value calculation) are based on 363,466,277 shares outstanding as of January 26, 2026, and excludes the following:

•	20,736,093 shares of common stock issuable upon the exercise of outstanding stock options as of January 26, 2026, with a weighted-average exercise price of $1.96 per share;

•	5,706,048 shares of common stock issuable upon the vesting of outstanding restricted stock units as of January 26, 2026;

•	420,673 shares of common stock issuable pursuant to outstanding warrants as of January 26, 2026, with a warrant price of $2.08 per share;

•	224,128 shares of common stock issuable pursuant to outstanding warrants as of January 26, 2026, with a warrant price of $1.95 per share; and

•	183,824 shares of common stock issuable pursuant to outstanding warrants as of January 26, 2026, with a warrant price of $2.38 per share.

CONCURRENT PRIVATE PLACEMENT

The Private Placement Purchaser, an affiliate of Invus, L.P., our largest stockholder, is purchasing shares of our common stock in the Concurrent Private Placement, which is exempt from the registration requirements of the Securities Act, at the same price as the price to the public in this offering for aggregate gross proceeds of $    million. The underwriters will not receive any underwriting discounts or commissions on any shares of our common stock sold to the Private Placement Purchaser or its affiliates. If aggregate demand for shares of common stock in this offering and the Concurrent Private Placement exceeds the number of authorized but unissued shares available for issuance under our Certificate of Incorporation, the Private Placement Purchaser has indicated an intention to satisfy all or a portion of its preemptive right through the purchase of convertible preferred securities. The preferred shares to be issued in any such Potential Convertible Issuance would be expected to convert into shares of our common stock following the approval of our shareholders for an increase to the number of authorized shares of common stock available for issuance under our Certificate of Incorporation. Such preferred shares would have a nominal liquidation preference and would otherwise be structured to have substantially the same voting and economic rights as the shares of common stock into which such preferred shares would convert. The Concurrent Private Placement is and, if applicable, the Potential Convertible Issuance will be, contingent on the closing of this offering and the satisfaction of certain other customary conditions. In connection with the Concurrent Private Placement, we will enter into a securities purchase agreement with the Private Placement Purchaser and certain other affiliates of Invus, L.P.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated January 29, 2026, among us and Jefferies LLC and Piper Sandler & Co., as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC
Piper Sandler & Co.

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $    per share of common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $    per share of common stock to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering and the concurrent private placement, other than the underwriting discounts and commissions referred to above, will be approximately $    .

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “LXRX.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of      shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares of common stock than the total number set forth on the cover page of this prospectus supplement. If, and to the extent, the underwriters exercise their option to purchase additional shares, the Private Placement Purchaser will have the option to purchase a proportionate amount of additional shares pursuant to their preemptive right in an additional closing of the private placement.

No Sales of Similar Securities

We, our officers, directors, and the Private Placement Purchaser (the “Lock-up Parties”) have agreed, subject to specified exceptions, not to directly or indirectly:

•

(1) offer, pledge, hedge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act, by such Lock-up Party or any other securities so owned convertible into or exercisable or exchangeable for common stock

•

(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or

•	publicly announce an intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement without the prior written consent of the Representatives.

This restriction terminates after the close of trading of the common stock on and including the 60th day after the date of this prospectus supplement (the “Lock-Up Period”).

With respect to us, the restrictions do not apply, subject to various conditions, in certain circumstances, including:

a)	the transactions contemplated by the underwriting agreement;

b)

our granting of options, restricted stock units or other equity awards or issue shares of our common stock to employees, officers, directors, advisors or consultants pursuant to employee benefit plans of the Company;

c)

our sale of shares of common stock pursuant to that Open Market Sale AgreementSM, by and between the Company and Jefferies, dated December 29, 2023 (the “Sales Agreement”), provided that no sales shall be made until the earlier of (i) exercise in full by the underwriters of their option to purchase additional shares and (ii) 30 days from the date of this prospectus supplement;

d)	our filing of one or more registration statements on Form S-8 relating to our stock options or employee benefit plans, subject to certain circumstances; and

e)

our entering into any acquisition, merger, consolidation, stock exchange or similar transaction, approved by our board, whereby all or substantially all of our common stock is acquired by a third party.

With respect to our officers and directors, the restrictions do not apply in certain circumstances, including:

a)

transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

b)

any surrender of shares of common stock (or options to purchase shares of common stock) to the Company by the undersigned in satisfaction of (i) any federal, state or local taxes required by law to be withheld with respect to the vesting of shares of common stock or the exercise of stock options to purchase common stock and/or (ii) the exercise price payable to the Company with respect to the exercise of stock options to purchase common stock, in each case granted under a stock incentive plan or stock purchase plan of the Company described in the Prospectus or any document incorporated by reference therein and in accordance with the terms of any such instrument as in effect on or before the date hereof;

c)	transfers of shares of common stock or any security convertible into common stock as a bona fide gift;

d)	distributions of shares of common stock or any security convertible into common stock to limited partners, members, stockholders or equityholders of such Lock-up Party;

e)

transfers to immediate family of such Lock-up Party, to a trust all of the beneficiaries of which are such Lock-up Party and/or members of his or her immediate family or to a corporation, partnership, limited partnership or limited liability company all of the stockholders, partners and members of which are such Lock-up Party and/or members of his or her immediate family, in each case for estate planning purposes;

f)

transfers by will or other testamentary document, or intestacy; provided that (i) in the case of any transfer or distribution pursuant to clauses (c) – (f) each donee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) in the case of any surrender, transfer or distribution pursuant to clauses (b) – (f), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the Lock-Up Period;

g)

any transfers, surrenders or distributions, or offers to take any such action, in connection with a bona fide third party takeover bid made to all or substantially all holders of common stock or any other acquisition, merger, consolidation, stock exchange or other similar transaction whereby all or substantially all of the common stock is acquired by a third party; provided that in the event the third party takeover bid or other acquisition, merger, consolidation, stock exchange or other similar transaction is not completed, the undersigned shall remain subject to the restrictions contained herein;

h)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that such plan does not provide for the transfer of common stock during the Lock-Up Period, except as otherwise permitted herein, and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of such Lock-up Party or us during the Lock-Up Period; or

i)

by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; provided that if any filing under Section 16(a) of the Exchange Act shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

With respect to the Private Placement Purchaser, the restrictions do not apply in certain circumstances, including:

a)	transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering;

b)

any surrender of shares of common stock (or options to purchase shares of common stock) to the Company by the undersigned in satisfaction of (i) any federal, state or local taxes required by law to be withheld with respect to the vesting of shares of common stock or the exercise of stock options to purchase common stock and/or (ii) the exercise price payable to the Company with respect to the exercise of stock options to purchase common stock, in each case granted under a stock incentive plan or stock purchase plan of the Company described in the Prospectus or any document incorporated by reference therein and in accordance with the terms of any such instrument as in effect on or before the date hereof;

c)	transfers of shares of common stock or any security convertible into common stock as a bona fide gift;

d)	distributions of shares of common stock or any security convertible into common stock to limited partners, members, stockholders or equityholders of such Lock-up Party;

e)	transfers to the Lock-up Party’s affiliates or to any investment fund or other entity controlled or managed by such Lock-up Party;

f)

transfers to immediate family of such Lock-up Party, to a trust all of the beneficiaries of which are such Lock-up Party and/or members of his or her immediate family or to a corporation, partnership, limited partnership or limited liability company all of the stockholders, partners and members of which are such Lock-up Party and/or members of his or her immediate family, in each case for estate planning purposes;

g)

transfers by will or other testamentary document, or intestacy; provided that (i) in the case of any transfer or distribution pursuant to clauses (c) – (g) each donee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) in the case of any surrender, transfer or distribution pursuant to clauses (b) – (g), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the Lock-Up Period and if any filing under Section 16(a) of the Exchange Act shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, and (iii) in the case of any surrender, transfer or distribution pursuant to clauses (c) – (f), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the Lock-Up Period;

h)

the sale of securities in a registered public offering pursuant to such Lock-up Party’s incidental, or “piggy-back,” registration rights in connection with registration statements proposed to be filed by us for any public offering of securities of ours after this public offering;

i)

any transfers, surrenders or distributions, or offers to take any such action, in connection with a bona fide third party takeover bid made to all or substantially all holders of common stock or any other acquisition, merger, consolidation, stock exchange or other similar transaction whereby all or substantially all of the common stock is acquired by a third party; provided that in the event the third party takeover bid or other acquisition, merger, consolidation, stock exchange or other similar transaction is not completed, the undersigned shall remain subject to the restrictions contained herein;

j)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that such plan does not provide for the transfer of common stock during the Lock-Up Period, except as otherwise permitted herein, and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of such Lock-up Party or us during the Lock-Up Period;

k)

by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; provided that if any filing under Section 16(a) of the Exchange Act shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; or

l)

transfers to immediate family of such Lock-up Party, to a trust all of the beneficiaries of which are such Lock-up Party and/or members of his or her immediate family or to a corporation, partnership, limited partnership.

The Representatives may, in their sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the Lock-Up Period.

Stabilization

The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares of common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares of common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares of common stock.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the shares of common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of theirs affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, Jefferies LLC is the sales agent under the Sales Agreement.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each Member State of the European Economic Area (each a Relevant State), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial

Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order; and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

Canada

(A) Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 - Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus supplement.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the Corporations Act) has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with us under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (SFO) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the Securities Law) and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the Israel Addendum) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Israel Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Israel Addendum, for the accounts of their clients who are investors listed in the Israel Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Israel Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (FIEL) and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA) (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (FinSA), and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA) and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. The underwriters are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference the documents listed below (excluding, in each case, any information therein deemed “furnished” rather than “filed”) that we have previously filed with the SEC and any future documents (excluding, in each case, any information therein deemed “furnished” rather than “filed”) filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement:

•

our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 7, 2024, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2025 Annual Meeting of Stockholders filed on April 22, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 filed on May 14, 2025, June 30, 2025 filed on August 6, 2025 and September 30, 2025 filed on November 6, 2025;

•	our Current Reports on Form 8-K filed on January 2, 2025, January 7, 2025, March 28, 2025, June 3, 2025, July 3, 2025, July 28, 2025, November 6, 2025 and November 10, 2025; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 27, 2000, including any amendment to that Form that we may file in the future for the purpose of updating the description of our capital stock including any amendment to that Form that we may file in the future for the purpose of updating the description of our capital stock, including Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as so modified or superseded.

You should only rely on the information contained in this prospectus supplement or in documents incorporated or deemed to be incorporated in this prospectus supplement, unless that statement has been subsequently modified or superseded as described above prior to the time you make your investment decision.

Upon your written or oral request, we will provide you, at no cost, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy of these documents by contacting:

Lexicon Pharmaceuticals, Inc.

Attention: General Counsel

2445 Technology Forest Blvd., 11th Floor

The Woodlands, Texas 77381

Phone: (281) 863-3000

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You should refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statements, exhibits and schedules are available at the SEC or through its website.

$200,000,000

Lexicon Pharmaceuticals, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer common stock, preferred stock, debt securities, warrants and/or rights, either individually or in units, from time to time in one or more offerings in amounts, at prices and on terms to be determined in light of market conditions at the time of sale. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “LXRX”. The prospectus supplement will contain information, where applicable, regarding any other listing on The Nasdaq Global Select Market or any securities exchange of the securities covered by the prospectus supplement. The last reported sale price of our common stock on August 1, 2024 was $2.02 per share.

Investing in our securities involves risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 15, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Where You Can Find More Information” on page 28 of this prospectus.

In this prospectus, “Lexicon,” “Lexicon Pharmaceuticals,” “we,” “us” and “our” refer to Lexicon Pharmaceuticals, Inc. and its subsidiaries. We own or have rights to trademarks or trade names that we use in connection with the operation of our business. The Lexicon name and logo and INPEFA® are registered trademarks of Lexicon Pharmaceuticals, Inc.

You should rely only on the information contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us and any documents incorporated into this prospectus by reference. We have not authorized anyone to provide you with information different from that contained in this prospectus or the documents incorporated by reference herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted. This prospectus may only be used where it is legal to sell these securities. The information contained in this prospectus, the documents incorporated by reference herein and any supplements to this prospectus are accurate only as of the dates of their respective covers or earlier dates as specified therein, regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of these securities.

LEXICON PHARMACEUTICALS, INC.

We are a biopharmaceutical company with a mission of pioneering medicines that transform patients’ lives. We are devoting most of our resources to the commercialization of our approved drug and the research and development of our most advanced drug candidates:

•

We are commercializing INPEFA® (sotagliflozin), an orally-delivered small molecule drug, in the United States to reduce the risk of cardiovascular death, hospitalization for heart failure, and urgent heart failure visits in adults with heart failure or type 2 diabetes mellitus, chronic kidney disease, or CKD, and other cardiovascular risk factors.

We are separately pursuing regulatory approval of sotagliflozin as a treatment for type 1 diabetes. We have a pending New Drug Application, or NDA, for sotagliflozin as an adjunct to insulin therapy for glycemic control in adults with type 1 diabetes and CKD. The NDA is currently under review by the U.S. Food and Drug Administration, or FDA, and has been assigned a Prescription Drug User Fee Act, or PDUFA, goal date of December 20, 2024. We have reported positive results from three Phase 3 clinical trials of sotagliflozin in type 1 diabetes.

We are also developing sotagliflozin as a treatment for hypertrophic cardiomyopathy, or HCM, and have initiated a Phase 3 clinical trial of sotagliflozin in HCM.

•

We are developing LX9211, an orally-delivered small molecule drug candidate, as a treatment for neuropathic pain. We are conducting a Phase 2b clinical trial of LX9211 in diabetic peripheral neuropathic pain, or DPNP, and have received Fast Track designation from the FDA for development of LX9211 in that indication. We have reported positive results from a Phase 2 clinical trial of LX9211 in DPNP and top-line results from a separate Phase 2 clinical trial of LX9211 in post-herpetic neuralgia which also demonstrated evidence of effect.

•	We are conducting preclinical development of LX9851, an orally-delivered small molecule drug candidate, as a treatment for obesity and tool for weight management.

•

We are conducting preclinical research and development and preparing to conduct clinical development of compounds from a number of additional drug programs originating from our internal drug discovery efforts.

INPEFA, LX9851 and compounds from a number of additional drug programs originated from our own internal drug discovery efforts, and LX9211 originated from our collaborative neuroscience drug discovery efforts with Bristol-Myers Squibb. Our efforts were driven by a systematic, target biology-driven approach in which we used gene knockout technologies and an integrated platform of advanced medical technologies to systematically study the physiological and behavioral functions of almost 5,000 genes in mice and assessed the utility of the proteins encoded by the corresponding human genes as potential drug targets. We have identified and validated in living animals, or in vivo, more than 100 targets with promising profiles for drug discovery.

We have worked both independently and through collaborations and strategic alliances with third parties to capitalize on our drug target discoveries and research and development programs. We seek to retain exclusive or co-exclusive rights to the benefits of certain research and development programs by developing and commercializing drug candidates from those programs internally, particularly in the United States for indications treated by specialist physicians. We seek to collaborate with other pharmaceutical and biotechnology companies with respect to the research, development and commercialization of certain of our drug candidates, particularly with respect to commercialization in territories outside the United States or commercialization in the United States for indications treated by primary care physicians, or when the collaboration may otherwise provide us with access to expertise and resources that we do not possess internally or are complementary to our own.

Lexicon Pharmaceuticals was incorporated in Delaware in July 1995 and commenced operations in September 1995. Our corporate headquarters are located at 2445 Technology Forest Blvd., 11th Floor, The

Woodlands, Texas 77381, and our telephone number is (281) 863-3000. Our common stock is listed on The Nasdaq Global Select Market under the symbol “LXRX.”

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are made available free of charge on our corporate website located at www.lexpharma.com as soon as reasonably practicable after the filing of those reports with the Securities and Exchange Commission. Information found on or through our website is not incorporated herein by reference and should not be considered part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent annual report on Form 10-K, any subsequently filed quarterly reports on Form 10-Q and any subsequently filed current reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Documents Incorporated By Reference” on page 28 of this prospectus. See also “Special Note Regarding Forward-Looking Statements” on page 24 of this prospectus.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 450 million shares of common stock, $0.001 par value, and five million shares of preferred stock, $0.01 par value. As of August 1, 2024, there were 361,492,295 shares of our common stock issued and outstanding, 1,528,008 shares of our common stock issued and held in treasury and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our sixth amended and restated certificate of incorporation, our second amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our sixth amended and restated certificate of incorporation, second amended and restated bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our sixth amended and restated certificate of incorporation and second amended and restated bylaws, see “Where You Can Find More Information” on page 28 of this prospectus.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of Lexicon, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of 20% or more of our issued and outstanding common stock have (a) customary preemptive rights related to the issuance of certain of our securities and (b) consent rights prior us taking any of the following actions: (i) creating or issuing any new class or series of shares of capital stock (or securities convertible into or exercisable for shares of capital stock) having rights, preferences or privileges senior to or on parity with the common stock, (ii) subject to certain exceptions, repurchasing, retiring, redeeming or otherwise acquiring any of our equity securities (or securities convertible into or exchangeable for equity securities) or any subsidiary and (iii) adopting, or proposing to adopt, or maintaining any shareholders’ rights plan, “poison pill” or other similar plan or agreement, unless such stockholder is exempt from such plan or agreement. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and all shares of common stock that may be issued under this prospectus will be, fully paid and non-assessable.

Preferred Stock

Pursuant to our sixth amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to five million shares of preferred stock, in one or more series. Our board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. Our board of directors may also establish from time to time the number of shares constituting any series of preferred stock, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Arrangements with Invus

In June 2007, we entered into a securities purchase agreement with Invus, L.P., under which Invus, L.P. made an initial investment in our common stock in August 2007. Invus, L.P. and its affiliates, which we collectively refer to as Invus, have subsequently made additional investments in our common stock and currently own approximately 49.9% of our outstanding common stock.

Board of Directors. Concurrently with the execution of the securities purchase agreement, we entered into a stockholders’ agreement with Invus, L.P. under which Invus has the right to designate a number of directors equal to the percentage of all the outstanding shares of our common stock owned by Invus, rounded up to the nearest whole number of directors. Invus has designated three of the eight current members of our board of directors. While Invus has not presently exercised its director designation rights in full, it may exercise them at any time in the future in its sole discretion. To facilitate the exercise of such rights, we have agreed, upon written request from Invus, to take all necessary actions in accordance with our obligations under the stockholders’ agreement to (a) increase the number of directors to the number specified by Invus (which number shall be no greater than reasonably necessary for the exercise of Invus’ director designation rights under the stockholders’ agreement) and (b) cause the appointment to the newly created directorships of directors so designated by Invus pursuant to its rights under the stockholders’ agreement.

Invus also has the right to require proportionate representation of Invus-appointed directors on the audit, compensation and corporate governance committees of our board of directors, subject to certain restrictions. Invus-designated directors currently serve as one of the three members of each of the compensation committee and the corporate governance committee of our board of directors. No Invus-designated directors currently serve on the audit committee of our board of directors.

The provisions of the stockholders’ agreement relating to Invus’ rights to designate members of our board of directors and its audit, compensation and corporate governance committees will terminate if the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates falls below 10%. Invus also has the right to terminate these provisions at any time in its discretion.

Registration Rights. Concurrently with the execution of the securities purchase agreement, we also entered into a registration rights agreement with Invus, L.P., pursuant to which Invus has certain demand and piggyback registration rights with respect to shares of our common stock held by them. Invus has waived these registration rights with respect to any offerings of our securities pursuant to this prospectus.

Preemptive and Consent Rights. Our sixth amended and restated certificate of incorporation grants holders of 20% or more of our issued and outstanding common stock (a) customary preemptive rights related to the issuance of certain of our securities and (b) consent rights prior us taking any of the following actions: (i) creating or issuing any new class or series of shares of capital stock (or securities convertible into or exercisable for shares of capital stock) having rights, preferences or privileges senior to or on parity with the common stock, (ii) subject to certain exceptions, repurchasing, retiring, redeeming or otherwise acquiring any of our equity securities (or securities convertible into or exchangeable for equity securities) or any subsidiary and (iii) adopting, or proposing to adopt, or maintaining any shareholders’ rights plan, “poison pill” or other similar plan or agreement, unless such stockholder is exempt from such plan or agreement. Invus possesses such preemptive and consent rights based on its current ownership interest in our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation such as Lexicon from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of our voting stock.

Charter Documents. Our sixth amended and restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our sixth amended and restated certificate of incorporation:

•	does not provide for the use of cumulative voting in the election of directors;

•	provides for a board of directors, classified into three classes of directors;

•	provides that the authorized number of directors may be changed only by resolution of our board of directors; and

•

provides for the authority of our board of directors to issue up to five million shares of “blank check” preferred stock and to determine the price, powers, preferences and rights of these shares, without stockholder approval.

Our second amended and restated bylaws provide that candidates for director may be nominated only by our board of directors or by a stockholder who gives written notice to us not less than 120 days nor more than 150 days in advance of the first anniversary of the date of our proxy statement relating to the previous year’s annual meeting of stockholders. The authorized number of directors is fixed in accordance with our sixth amended and restated certificate of incorporation. Our board of directors currently consists of eight members, divided into three classes. As a result, a portion of the board of directors will be elected each year. The board of directors may appoint new directors to fill vacancies or newly created directorships. Our second amended and restated bylaws also limit who may call a special meeting of stockholders.

Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc. The transfer agent for any series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the related indenture. While the terms summarized below will apply generally to any debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may offer debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture between us and a trustee. The following summary of the general features of the debt securities to be governed by the indenture is subject to, and qualified in its entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. We have filed a form of indenture as an exhibit to the registration statement which includes this prospectus. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•

any conversion provisions, including the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Legal Ownership of Securities” below, book-entry securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than Lexicon) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge of Indenture

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon satisfying the requirements in the indenture, including the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

The warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus and the related rights agreements. While the terms summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any series of rights that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any rights offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue rights to purchase common stock, preferred stock, debt securities or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

We will describe in the applicable prospectus supplement the terms of the series of rights, including:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the rights;

•	the number and terms of the shares of common stock, preferred stock, debt securities or other securities which may be purchased per each right;

•	the extent to which the rights are transferable, if at all;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such amount of shares of common stock, preferred stock, debt securities or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock, debt securities or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Governing Law

The rights and rights agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and the related unit agreements. While the terms summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

Lexicon, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain information regarding our financial projections, plans and strategies that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should” or “will” or the negative of these terms or other comparable terminology. These statements, which are only predictions and involve known and unknown risks, uncertainties and other important factors may include, among other things, statements which address our strategy and operating performance, events or developments that we expect or anticipate will occur in the future, such as projections of our future results of operations or of our financial condition, the regulatory status and therapeutic and commercial potential of our drug programs, the status of any collaborative agreements or clinical trials, the expected timing of the completion of our ongoing and future clinical trials and the results of such trials, including top-line data, expected timing of initiation of our planned clinical trials, expected enrollment in our ongoing and future clinical trials, and our research and development efforts and anticipated trends in our business.

We have based these forward-looking statements on our current expectations and projections about future events. However, there may be events in the future that we are not able to predict accurately or which we do not fully control that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Many important factors could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Risk Factors” in this prospectus and any prospectus supplement and other sections of the documents incorporated by reference into this prospectus. Except as required by applicable law, we undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

Except as otherwise described in the prospectus supplement relating to an offering, we intend to use the net proceeds from the sale(s) of securities offered pursuant to this prospectus and any prospectus supplement for research, development and commercialization activities and other general corporate purposes, including capital expenditures and working capital needs. We may also use some or all of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own.

The amounts that we actually expend for working capital purposes, investments or acquisitions will vary significantly depending on a number of factors, including our future revenues, the amount of cash we generate from operations and the progress of our research, development and commercialization efforts. Accordingly, our management will retain broad discretion in the allocation of the net proceeds from the sale(s) of the offered securities. If we elect at the time of the issuance of the securities to make different or more specific use of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities under this prospectus from time to time in any one or more of the following ways:

•	to or through underwriters;

•	through brokers or dealers;

•	directly to other purchasers; or

•	through agents.

We may sell securities under this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at varying prices determined at the time of sale;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, brokers, dealers or agents, the name or names of any managing underwriter or underwriters, the purchase price of the securities and the net proceeds to us from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any commissions paid to agents and any securities exchange or market on which the securities may be listed.

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with the sale of our securities, underwriters, brokers, dealers or agents may receive compensation from us or purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, or the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if those securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

If dealers or brokers acting as dealers are used in the sale of the securities, we will sell the securities to such dealers or brokers as principals. The dealers or brokers acting as dealers may then resell such securities to the public at varying prices to be determined by such dealers or brokers at the time of resale. The names of dealers or brokers acting as dealers and the terms of the transaction will be set forth in the prospectus supplement relating to such securities. We may sell the securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions that we pay to such agent will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may sell securities directly, in which case no underwriters or agents would be involved. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

We may offer securities through agents in connection with a distribution to our stockholders of rights to purchase such securities. The terms of any such sales will be described in the prospectus supplement relating thereto. Pursuant to any standby underwriting agreement entered into in connection with a rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any rights, any standby underwriters in a rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such rights, the underwriters may offer securities of the type underlying the rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting agreement in connection with a rights offering to our stockholders, we may elect to retain a dealer-manager to manage such a rights offering for us. We also may enter into a standby arrangement with other purchasers pursuant to which such purchasers may be required to purchase any securities remaining unsubscribed for after such offering. Any such dealer-manager may offer securities of the type underlying the rights acquired or to be acquired pursuant to the purchase and exercise of rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

All securities we offer, other than common stock and other securities issued upon a reopening of a previous series, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

If so indicated in the prospectus supplement, we will authorize agents, underwriters, brokers or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth also the commission payable for solicitation of such contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against specific civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those specific civil liabilities.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus has been passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information and for its prescribed rates to obtain copies of such material. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus or any prospectus supplement and does not constitute a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statements, exhibits and schedules are available at the SEC or through its website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date on which the registration statement, of which this prospectus forms a part, was initially filed with the SEC and prior to the effectiveness of the registration statement and (ii) subsequent to the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 25, 2024;

•	our quarterly reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2024, as filed with the SEC on May 2 and August 2, 2024, respectively;

•	our current reports on Form 8-K as filed with the SEC on March 11, March 12, April 29, May 10, July 1 and July 8, 2024; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 27, 2000 pursuant to Section 12 of the Exchange Act, including any amendments and reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as so modified or superseded. You may rely on any statement contained in this prospectus or in documents incorporated or deemed to be incorporated in this prospectus, unless that statement has been subsequently modified or superseded as described above prior to the time you make your investment decision.

Upon your written or oral request, we will provide you at no cost a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy of these documents by contacting:

Investor Relations

Lexicon Pharmaceuticals, Inc.

2445 Technology Forest Blvd., 11th Floor

The Woodlands, Texas 77381-1160

Telephone: (281) 863-3000

     Shares

Lexicon Pharmaceuticals, Inc.

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

    , 2026

Jefferies	Piper Sandler